NEWS	FONAR Corporation
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR Announces Financial Results for Fiscal 2018 3rd Quarter and Nine-Months

*   Total Revenues – Net increased 6% to $60.5 million, for the nine-month period ended March 31, 2018, versus same period during prior year.

*   Income from Operations decreased 2% to $15.0 million, for the nine-month period ended March 31, 2018, versus same period during prior year.

*   Net Income decreased 15% to $ 14.1 million, for the nine-month period ended March 31, 2018, versus same period during prior year mostly due to net tax adjustments of $2.2 million or 13.3% of the 15% decrease.

*   For the nine months ended March 31, 2018, the Company recorded a net provision of $0.9 million and a net benefit of $1.3 million ($1.9 million benefit offset by a $0.6 million provision) for the nine-months ended March 31, 2017.

*  Diluted Net Income per Common Share available to Common Shareholders decreased 19% to $1.66, for the nine-month period ended March 31, 2018, versus same period during prior year.

*   Cash and cash equivalents increased by 52% to $15.4 million over the first nine-months of Fiscal 2018.

*   Working Capital increased by 25% to $48.8 million over the first nine-months of Fiscal 2018.

MELVILLE, NEW YORK, May 10, 2018 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, announced today its financial results for the 3rd Fiscal Quarter of 2018 and the nine-month period ended March 31, 2018. The Company’s two industry segments are: development, manufacturing and servicing of the FONAR UPRIGHT® Multi-Position™ MRI, aka Stand-Up® MRI, and management of 26 MRI centers through its subsidiary, Health Management Company of America (HMCA).

The FONAR UPRIGHT® Multi-Position™ MRI scanner is the world’s only MRI scanner licensed under FONAR’s multiple UPRIGHT® MRI patents to scan all the patient’s body parts in their normal full weight-bearing UPRIGHT® position. FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging on all the gravity sensitive regions of the human anatomy, especially the brain, extremities, spine and cerebrospinal fluid (CSF) flow.

Statement of Operations Items

Revenues for the third fiscal quarter ended March 31, 2018 were $21.0 million as compared to $20.0 million for the corresponding quarter one year earlier. Revenues increased to $ 60.5 million for the nine-month period ended March 31, 2018 from $57.1 million for the corresponding period one year earlier.

FONAR CORPORATION

Net Income for the third fiscal quarter ended March 31, 2018, was $4.3 million as compared to $7.1 million for the corresponding quarter one year earlier mostly due to a tax provision of $0.2 million as compared to $1.1 million benefit for the corresponding quarter one year earlier. Net Income was $14.1 million for the nine-month period ended March 31, 2018 from $16.6 million for the corresponding period one year earlier mostly due to a tax provision of $0.9 million as compared to a $1.3 million benefit for the corresponding period one year earlier.

Income from Operations for the third fiscal quarter ended March 31, 2018, was $4.4 million as compared to $6.0 million for the corresponding quarter one year earlier. Income from Operations for the nine-month period ended March 31, 2018 was $15.0 million as compared to $15.4 million for the nine-month period ended March 31, 2017. During the period, costs of approximately $1.1 million are related to the acquisition of MRI scanners in Great Neck, NY, and White Plains, NY and the installation of a FONAR UPRIGHT® Multi-Position™ MRI in the Bronx, NY.

Diluted Net Income Per Common Share Available to Common Shareholders for the third fiscal quarter ended March 31, 2018 was $0.51 as compared to $0.88 for the corresponding quarter one year earlier. Diluted Net Income Per Common Share Available to Common Shareholders for the nine-month periods ended March 31, 2018 was $1.66 as compared to $2.05 for the corresponding period one year earlier. Diluted Net Income was adversely affected due to deferred tax asset adjustments and costs related to the addition of MRI scanners.

Total Costs and Expenses for the third fiscal quarter ended March 31, 2018 was $16.6 million as compared to $14.0 for the corresponding quarter one year earlier. Total Costs and Expenses for the nine-month periods ended March 31, 2018 were $45.5 million as compared to $41.8 for the corresponding period one year earlier and the increase was mainly due to increased patient volume plus the three additional aforementioned MRIs.

Balance Sheet Items

Total Cash and Cash Equivalents at March 31, 2018, was $ 15.4 million, as compared to $10.1 million at June 30, 2017.

Total Assets ended March 31, 2018 were $106.5 million, as compared to $98.8 million at June 30, 2017.

Total Current Assets ended March 31, 2018 were $ 61.2 million, as compared to $53.4 million at June 30, 2017.

Total Liabilities ended March 31, 2018 were $ 13.9 million, as compared to $15.9 million at June 30, 2017.

Total Current Liabilities ended March 31, 2018 were $ 12.3 million, as compared to $14.2 million at June 30, 2017.

Management Discussion

For the nine-month period, Total Revenues increased by $3.3 million and Total Costs and Expenses increased by $3.7 million. However, $1.2 million of the Total Costs and Expenses is attributable to the accompanying operating costs and depreciation expense resulting from the acquisition of Turnkey Equipment of Great Neck, LLC, the addition of a new imaging center in White Plains, NY, and, due to popular demand for FONAR technology, the addition of a third MRI scanner in our Bronx, NY location.

President and CEO, Timothy R. Damadian said, “We’ve grown our Company by increasing scan volume at our existing facilities, establishing de novo centers, and making key acquisitions. The increase in scan volume is reflected in the Company’s 6% increase in Revenue and its continuing profitability.”

FONAR CORPORATION

“Regarding the dip in net income, the addition of the three aforementioned MRI scanners was certainly a contributing factor, but it’s only temporary and is to be expected when you’re making investments that will soon mature and add to the Company’s continuing growth in revenue, net income, and earnings per share. The installation of a second Stand-Up® MRI in the Bronx was due to extremely high patient demand for our flagship MRI scanner.

“We remain actively engaged in exploring new growth opportunities, whether it’s new locations, adding MRI scanners at existing locations, or strategic acquisitions that will add value to our Company,” said Mr. Damadian. “With Cash up by 52% and Working Capital up by 25%, we are well positioned, eager, and poised for continuing success.”

"It's rewarding to me," said Raymond V. Damadian, M.D., Chairman of the Board of Directors of FONAR Corporation, "how consistently profitable we are while continuing to grow the Company. Our UPRIGHT® Multi-Position™ (aka Stand-Up®) MRI scanner, for example, is unique. Its ability to medically visualize the spine of a patient with back pain (which condition is responsible for a very significant percentage of all MRI scans performed by all MRI scanners worldwide each year) in its normal upright fully weight bearing position is unique. Its power to visualize the spine supporting the full weight load that it normally has to sustain each day and to position the patient in the exact position (that he/she specifies to the MRI technologist who is positioning him/her in the FONAR UPRIGHT® Multi-Position™ MRI) that generates his/her pain (which the conventional recumbent MRI cannot do) is unparalleled."

"This power of the FONAR UPRIGHT® Multi-Position™ MRI to completely visualize ALL the anatomy components under their full weight load that are giving rise to the patient's pain, which the conventional recumbent MRI cannot do, assures that the surgical procedure chosen for his/her treatment will be the optimal treatment for the patient and achieve optimal outcome. Most importantly FONAR’s latest findings from its quantitative UPRIGHT® MRI are measurements of cerebrospinal fluid flow that constitute a a revolutionary new medical frontier with strong prospects of being able to bring substantial medical benefit to patients suffering from Multiple Schlerosis, Alzheimer’s, Parkinson’s, Amyotrophis Lateral Schlerosis (Lou Gehrig’s disease), and Autism (the neurodegenerative diseases) that currently are impaired by the limited prospects of permanent solutions for these ailments."

"In addition," continued Dr. Damadian, "Please read my 2018 Letter to Shareholders. In the letter, I report that as of December 31, 2017, FONAR posted 31 consecutive quarters of positive net income and positive income from operations. Now, with another quarter reported, the tally becomes 32 quarters or 8 years of FONAR achieving a profit, which is something I am quite proud of."

FONAR CORPORATION

About FONAR

FONAR, The Inventor of MR Scanning™, is located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down and ”weightless” only scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	March 31, 2018	June 30, 2017
Cash and cash equivalents	$15,414	$10,140
Accounts receivable – net	3,585	4,322
Accounts receivable - related party	30	—
Medical receivable – net	12,898	11,745
Management and other fees receivable – net	20,282	18,594
Management and other fees receivable – related medical practices – net	5,709	4,959
Inventories	1,637	1,624

Costs and estimated earnings in excess of billings on uncompleted contracts	87	736
Prepaid expenses and other current assets	1,529	1,294
Total Current Assets	61,171	53,414
Deferred income tax asset	17,287	17,862
Property and equipment - net	17,015	16,462
Goodwill	3,985	3,927
Other intangible assets - net	5,813	6,645
Other assets	1,231	453
Total Assets	$106,502	$98,763

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2018	June 30, 2017
Current Liabilities:
Current portion of long-term debt and capital leases	$52	$180
Accounts payable	1,259	1,423
Other current liabilities	6,369	7,203
Unearned revenue on service contracts	3,768	4,642
Unearned revenue on service contracts - related party	27	—
Customer advances	867	788
Total Current Liabilities	12,342	14,236
Long-Term Liabilities:
Deferred income tax liability	332	332
Due to related medical practices	227	227
Long-term debt and capital leases, less current portion	315	337
Other liabilities	722	721
Total Long-Term Liabilities	1,596	1,617
Total Liabilities	13,938	15,853

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY (Continued)

	March 31, 2018	June 30, 2017
STOCKHOLDERS' EQUITY:
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at March 31, 2018 and June 30, 2017, 313 issued and outstanding at March 31, 2018 and June 30, 2017	$—	$—
Preferred stock $.001 par value; 567 shares authorized at March 31, 2018 and June 30, 2017, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at March 31, 2018 and June 30, 2017, 6,299 issued at March 31, 2018 and June 30, 2017; 6,288 outstanding at March 31, 2018 and June 30, 2017	1	1
Class B Common Stock (10 votes per share) $ .0001 par value; 227 shares authorized at March 31, 2018 and June 30, 2017, .146 issued and outstanding at March 31, 2018 and June 30, 2017	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at March 31, 2018 and June 30, 2017, 383 issued and outstanding at March 31, 2018 and June 30, 2017	—	—
Paid-in capital in excess of par value	179,131	179,131
Accumulated deficit	(89,614)	(101,003)
Notes receivable from employee stockholders	(11)	(17)
Treasury stock, at cost - 12 shares of common stock at March 31, 2018 and June 30, 2017	(675)	(675)
Total Fonar Corporation Stockholder Equity	88,832	77,437
Non controlling interests	3,732	5,473
Total Stockholders' Equity	92,564	82,910
Total Liabilities and Stockholders' Equity	$106,502	$98,763

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED MARCH 31,
REVENUES	2018	2017
Product sales – net	$69	$768
Service and repair fees – net	2,314	2,366
Service and repair fees – related parties - net	28	27
Patient fee revenue, net of contractual allowances and discounts	10,163	9,028
Provision for bad debts and bad debt expense for patient fee	(4,552)	(3,979)
Management and other fees – net	10,670	9,592
Management and other fees – related medical practices – net	2,287	2,206
Total Revenues – Net	20,979	20,008
COSTS AND EXPENSES
Costs related to product sales	173	364
Costs related to service and repair fees	775	829
Costs related to service and repair fees – related parties	9	10
Costs related to patient fee revenue	2,570	1,744
Costs related to management and other fees	5,733	5,122
Costs related to management and other fees – related medical practices	1,281	1,122
Research and development	503	332
Selling, general and administrative	5,533	4,483
Total Costs and Expenses	16,577	14,006
Income From Operations	4,402	6,002
Interest Expense	(46)	(69)
Investment Income	74	47
Other (Expense)/Income	(8)	2
Income Before (Provision)/Benefit for Income Taxes and Non Controlling Interests	4,422	5,982
(Provision)/Benefit for Income Taxes	(160)	1,140
Net Income	4,262	7,122
Net Income - Non Controlling Interests	(781)	(1,222)
Net Income - Controlling Interests	$3,481	$5,900
Net Income Available to Common Stockholders	$3,263	$5,526
Net Income Available to Class A Non-Voting Preferred Stockholders	$163	$279
Net Income Available to Class C Common Stockholders	$55	$95
Basic Net Income Per Common Share Available to Common Stockholders	$0.52	$0.90
Diluted Net Income Per Common Share Available to Common Stockholders	$0.51	$0.88
Basic and Diluted Income Per Share-Class C Common	$0.15	$0.25
Weighted Average Basis Shares Outstanding-Common Stockholders	6,287	6,166
Weighted Average Diluted Shares Outstanding-Common Stockholders	6,415	6,294
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE NINE MONTHS ENDED MARCH 31,
	2018	2017
REVENUES
Product sales – net	$508	$1,103
Service and repair fees – net	6,929	7,074
Service and repair fees – related parties - net	83	83
Patient fee revenue, net of contractual allowances and discounts	28,353	26,509
Provision for bad debts and bad debt expense for patient fee	(12,873)	(11,859)
Management and other fees – net	30,781	28,216
Management and other fees – related medical practices – net	6,699	6,020
Total Revenues – Net	60,480	57,146
COSTS AND EXPENSES
Costs related to product sales	562	543
Costs related to service and repair fees	2,309	2,168
Costs related to service and repair fees – related parties	27	25
Costs related to patient fee revenue	7,619	6,481
Costs related to management and other fees	17,116	15,641
Costs related to management and other fees – related medical practices	3,692	3,202
Research and development	1,258	1,105
Selling, general and administrative	12,899	12,617
Total Costs and Expenses	45,482	41,782
Income From Operations	14,998	15,364
Interest Expense	(138)	(244)
Investment Income	179	145
Other Expense	(15)	(1)
Income Before (Provision)/Benefit for Income Taxes and Non Controlling Interests	15,024	15,264
(Provision)/Benefit for Income Taxes	(920)	1,293
Net Income	14,104	16,557
Net Income - Non Controlling Interests	(2,715)	(2,844)
Net Income - Controlling Interests	$11,389	$13,713
Net Income Available to Common Stockholders	$10,675	$12,842
Net Income Available to Class A Non-Voting Preferred Stockholders	$532	$649
Net Income Available to Class C Common Stockholders	$182	$222
Basic Net Income Per Common Share Available to Common Stockholders	$1.70	$2.09
Diluted Net Income Per Common Share Available to Common Stockholders	$1.66	$2.05
Basic and Diluted Income Per Share-Class C Common	$0.48	$0.58
Weighted Average Basic Shares Outstanding-Common Stockholders	6,287	6,143
Weighted Average Diluted Shares Outstanding-Common Stockholders	6,415	6,271
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383